Exhibit 99

Dr. Albert Teplin to Retire From Viad Corp's Board of Directors

PHOENIX, June 23, 2015 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced the decision of Dr. Albert Teplin to retire from the Viad Board of Directors effective July 1, 2015. Dr. Teplin has served as a director of Viad since 2003. Upon his retirement, the Board will consist of 9 directors, 8 of whom are independent.

Richard H. Dozer, chairman of Viad, said, "On behalf of Viad and my fellow board members, I want to thank Al for his insights, contributions and dedication to creating value for Viad's shareholders. During his distinguished tenure, Al has helped guide the Company through significant changes that included the 2004 spin-off of its payment services business, the alignment of its remaining operations into two focused business groups, and the development of a strategic plan to drive growth and enhance shareholder value. While his presence will be missed, we respect his decision to retire and wish him well."

Teplin said, "It has been my privilege to serve the Company and its shareholders during the past 12 years. In light of my increasing workload as a personal financial advisor and other professional and personal commitments, I believe the time is right for me to retire from the Board. I am confident that Viad can have a bright future owing to the strong strategic plan in place, the Board's focus on guiding that plan to fruition, and the Company's talented, hardworking executive team and employees."

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, composed of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Forward-Looking Statements
As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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